Exhibit 99.1

Equinix Reports Fourth-Quarter and Full-Year 2022 Results

Exceeds $7 Billion in Revenue with 80th Consecutive Quarter of Revenue Growth—the Longest Streak of Any S&P 500 Company

REDWOOD CITY, Calif., Feb. 15, 2023 /PRNewswire/ --

  2022 annual revenues increased 9% year-over-year on an as-reported basis and 11% on a normalized and constant currency basis to $7.3 billion
  Delivered seventh consecutive quarter of record channel bookings, accounting for nearly 40% of total bookings and approximately 60% of new logos
  Closed over 17,000 deals across more than 6,000 customers in 2022
  2023 financial outlook at or above company's previously disclosed long-term targets shared at the June 2021 Analyst Day
  Increases quarterly cash dividend by 10% to $3.41 per share on its common stock due to strong operating performance

Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure companyTM, today reported results for the quarter and year ended December 31, 2022. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per-share results are presented on a fully diluted basis.

2022 Results Summary

  Revenues
    $7.263 billion, a 9% increase over the previous year on an as-reported basis or 11% on a normalized and constant currency basis
  Operating Income
    $1.201 billion, an 8% increase over the previous year, and an operating margin of 17%, largely due to strong operating performance offset in part by increased investments to support the expanded scale and reach of the business
  Net Income and Net Income per Share attributable to Equinix
    $705 million, a 41% increase over the previous year, primarily due to operating performance strength and loss on debt extinguishment in 2021; partially offset by higher income taxes
    $7.67 per share, a 39% increase over the previous year
  Adjusted EBITDA
    $3.370 billion, a 46% adjusted EBITDA margin
    Includes $20 million of integration costs
  AFFO and AFFO per Share
    $2.714 billion, an 11% increase over the previous year on both an as-reported and normalized and constant currency basis
    $29.55 per share, a 9% increase over the previous year or a normalized and constant currency increase of 11%
    Includes $20 million of integration costs

2023 Annual Guidance Summary

  Revenues
    $8.145 - $8.245 billion, a 12 - 14% increase over the previous year or a normalized and constant currency increase of 14 - 15%
  Adjusted EBITDA
    $3.615 - $3.695 billion, a 45% adjusted EBITDA margin after taking into consideration power price increases to revenues and corresponding power cost increases
    Assumes $35 million of integration costs
  AFFO and AFFO per Share
    $2.883 - $2.963 billion, an increase of 6 - 9% over the previous year or a normalized and constant currency increase of 9 - 12%
    $30.79 - $31.64 per share, an increase of 4 - 7% over the previous year or a normalized and constant currency increase of 8 - 10%. This guidance excludes any capital market activities the company may undertake in the future
    Assumes $35 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Equinix Quote
Charles Meyers, CEO and President, Equinix:

"With IDC forecasting digital technology spend to grow eight times faster than the broader economy in 2023,1 today's businesses are seeking the right infrastructure partner to support their specific digital transformation needs, especially in the current environment where operational efficiency and the need to create lasting business differentiation are strategic drivers. Our customers are validating the increasing demand for comprehensive solutions that offer 'the right cloud for them' with flexibility to place their workloads across multiple public clouds, private clouds and on-prem—and they are finding Equinix's global platform and interconnected ecosystems a unique environment to architect this customizable infrastructure."

Business Highlights

  As Equinix continues to extend its comprehensive platform to offer businesses a rich mix of physical and virtual solutions to access its interconnected ecosystem, the company made progress on digital services initiatives in Q4 that included:
    The November announcement with VMware of VMware Cloud on Equinix Metal®, which combines VMware-managed and supported cloud Infrastructure as a Service with Equinix's interconnected, global Bare Metal as a Service offering. The solution is aimed at offering customers a combination of on-premises security and control with high performance, data locality, and low overall total cost of ownership.
    An outline for the extension of its entire digital services portfolio to seven new metros. This 2023 plan includes launching Equinix Metal in Dublin, Manchester, Mexico City, Miami and Milan, and bringing Network Edge to Atlanta, Manchester, Mexico City and Seoul.
  Equinix further invested in the expansion of its global platform, which now encompasses more than 245 data centers across 71 metros in 32 countries:
    The 49 major projects currently underway across 35 metros and 23 countries represent the largest new-build pipeline in company history.
    In Q4, Equinix announced its first builds in Johannesburg, South Africa, and Johor, Malaysia. The new Johannesburg facility will augment Equinix's current African footprint in Nigeria, Ghana and Côte d'Ivoire by entering the largest and most digitally developed nation on the continent. The Johor expansion represents Equinix's entry into one of the most-requested markets in Asia-Pacific by global customers.
  In Q4, Equinix advanced its environmental sustainability commitments by becoming the first colocation data center operator to commit to more efficient temperature and humidity standards that will enable the company to reduce its overall power use by increasing operating temperature ranges within its data centers. By "adjusting the thermostat" to optimize data center energy use, Equinix is leading the industry and is expected to enable thousands of customers to reduce the Scope 3 carbon emissions associated with their data center operations, as supply chain sustainability becomes an increasingly important part of the overall environmental initiatives of today's businesses.

__________________________________________
[1] "IDC FutureScape: Worldwide Digital Business Strategies 2023 Predictions," Doc #CA49743822, October 2022.

Business Outlook

For the first quarter of 2023, Equinix expects revenues to range between $1.965 and $1.995 billion, an increase of 5 - 7% over the previous quarter, or a normalized and constant currency increase of 5 - 6%. This guidance includes power price increases in EMEA, and a negative foreign currency impact of $24 million when compared to the average FX rates in Q4 2022. Adjusted EBITDA is expected to range between $891 and $921 million, which includes a negative foreign currency impact of $9 million when compared to the average FX rates in Q4 2022, a step-down in repairs & maintenance costs incurred in the quarter, although offset in part by increased seasonal salary and benefit costs of $17 million attributed to the FICA reset. Adjusted EBITDA includes $6 million of integration costs related to acquisitions. Recurring capital expenditures are expected to range between $18 and $28 million.

For the full year of 2023, total revenues are expected to range between $8.145 and $8.245 billion, a 12 - 14% increase over the previous year on an as-reported basis, or a 14 - 15% increase on a normalized and constant currency basis, and includes a foreign currency benefit of $267 million when compared to the prior Equinix guidance FX rates. Excluding the impact of power price increases, this guidance represents a 9 - 10% increase on a normalized and constant currency basis. Adjusted EBITDA is expected to range between $3.615 and $3.695 billion, an adjusted EBITDA margin of 45%. This adjusted EBITDA includes approximately 290 basis points of cumulative negative margin impact due to inflated power rates across EMEA and APAC markets and a foreign currency benefit of $123 million when compared to the prior Equinix guidance FX rates. For the year, the company expects to incur $35 million in integration costs related to acquisitions. AFFO is expected to range between $2.883 and $2.963 billion, a 6 - 9% increase over the previous year on an as-reported basis, or a 9 - 12% increase on a normalized and constant currency basis. This AFFO guidance includes $35 million in integration costs related to acquisitions. AFFO per share is expected to range between $30.79 and $31.64, a 4 - 7% increase over the previous year on an as-reported basis, or an 8 - 10% increase on a normalized and constant currency basis. This guidance excludes any capital market activities the company may undertake in the future. Non-recurring capital expenditures, including xScale®-related costs, are expected to range between $2.511 and $2.741 billion, and recurring capital expenditures are expected to range between $197 and $217 million. xScale-related on-balance sheet capital expenditures are expected to range between $131 and $181 million, which we anticipate will be reimbursed from both the current and future xScale JVs.

The U.S. dollar exchange rates used for 2023 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.10 to the Euro, $1.23 to the Pound, S$1.34 to the U.S. dollar, ¥131 to the U.S. dollar and R$5.29 to the U.S. dollar. The Q4 2022 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 17%, 9%, 8%, 6% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property, and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q4 2022 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended December 31, 2022, along with its future outlook, in its quarterly conference call on Wednesday, February 15, 2023, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call through Wednesday, April 26, 2023, by dialing 1-888-293-8912 and referencing the passcode 2023. In addition, the webcast will be available at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents net income excluding income tax expense, interest income, interest expense, other income or expense, gain or loss on debt extinguishment, depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of a data center, and do not reflect its current or future cash spending levels to support its business. Its data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of a data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions, and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX® data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges generally related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. Additionally, Equinix presents AFFO per share, which is also commonly used in the REIT industry. AFFO per share offers investors and industry analysts a perspective of Equinix's underlying operating performance when compared to other REIT companies. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX and xScale data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic; the current inflationary environment; foreign currency exchange rate fluctuations; increased costs to procure power and the general volatility in the global energy market; the challenges of acquiring, operating and constructing IBX and xScale data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Recurring revenues	$ 1,773,380	$ 1,748,132	$ 1,603,474	$ 6,871,287	$ 6,220,485
Non-recurring revenues	97,465	92,527	102,904	391,818	415,052
Revenues	1,870,845	1,840,659	1,706,378	7,263,105	6,635,537
Cost of revenues	970,700	934,669	910,435	3,751,501	3,472,422
Gross profit	900,145	905,990	795,943	3,511,604	3,163,115
Operating expenses:
Sales and marketing	207,233	193,089	189,798	786,560	741,232
General and administrative	400,183	375,483	343,711	1,498,701	1,301,797
Transaction costs	10,529	2,007	9,405	21,839	22,769
(Gain) loss on asset sales	—	2,252	3,304	3,976	(10,845)
Total operating expenses	617,945	572,831	546,218	2,311,076	2,054,953
Income from operations	282,200	333,159	249,725	1,200,528	1,108,162
Interest and other income (expense):
Interest income	18,462	11,192	1,130	36,268	2,644
Interest expense	(94,200)	(91,346)	(80,227)	(356,337)	(336,082)
Other expense	(28,895)	(6,735)	(5,802)	(51,417)	(50,647)
Gain (loss) on debt extinguishment	143	75	214	327	(115,125)
Total interest and other, net	(104,490)	(86,814)	(84,685)	(371,159)	(499,210)
Income before income taxes	177,710	246,345	165,040	829,369	608,952
Income tax expense	(48,807)	(34,606)	(41,899)	(124,792)	(109,224)
Net income	128,903	211,739	123,141	704,577	499,728
Net (income) loss attributable to non-controlling interests	(140)	68	133	(232)	463
Net income attributable to Equinix	$ 128,763	$ 211,807	$ 123,274	$ 704,345	$ 500,191
Net income per share attributable to Equinix:
Basic net income per share	$ 1.39	$ 2.30	$ 1.37	$ 7.69	$ 5.57
Diluted net income per share	$ 1.39	$ 2.30	$ 1.36	$ 7.67	$ 5.53
Shares used in computing basic net income per share	92,573	91,896	90,240	91,569	89,772
Shares used in computing diluted net income per share	92,752	92,135	90,752	91,828	90,409

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$ 128,903	$ 211,739	$ 123,141	$ 704,577	$ 499,728
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	796,716	(703,640)	(115,278)	(769,886)	(559,969)
Unrealized gain (loss) on cash flow hedges	(50,231)	6,120	8,514	40,543	60,562
Net investment hedge CTA gain (loss)	(379,960)	360,350	62,763	425,701	326,982
Net actuarial gain (loss) on defined benefit plans	(42)	(19)	16	(101)	57
Total other comprehensive income (loss), net of tax	366,483	(337,189)	(43,985)	(303,743)	(172,368)
Comprehensive income (loss), net of tax	495,386	(125,450)	79,156	400,834	327,360
Net (income) loss attributable to non-controlling interests	(140)	68	133	(232)	463
Other comprehensive (income) loss attributable to non-controlling interests	(12)	28	(5)	48	(15)
Comprehensive income (loss) attributable to Equinix	$ 495,234	$ (125,354)	$ 79,284	$ 400,650	$ 327,808

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$ 1,906,421	$ 1,536,358
Accounts receivable, net	855,380	681,809
Other current assets	459,138	462,739
Assets held for sale	84,316	276,195
Total current assets	3,305,255	2,957,101
Property, plant and equipment, net	16,649,534	15,445,775
Operating lease right-of-use assets	1,427,950	1,282,418
Goodwill	5,654,217	5,372,071
Intangible assets, net	1,897,649	1,935,267
Other assets	1,376,137	926,066
Total assets	$ 30,310,742	$ 27,918,698
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$ 1,004,800	$ 879,144
Accrued property, plant and equipment	281,347	187,334
Current portion of operating lease liabilities	139,538	144,029
Current portion of finance lease liabilities	151,420	147,841
Current portion of mortgage and loans payable	9,847	33,087
Other current liabilities	251,346	214,519
Total current liabilities	1,838,298	1,605,954
Operating lease liabilities, less current portion	1,272,812	1,107,180
Finance lease liabilities, less current portion	2,143,690	1,989,668
Mortgage and loans payable, less current portion	642,708	586,577
Senior notes, less current portion	12,109,539	10,984,144
Other liabilities	797,863	763,411
Total liabilities	18,804,910	17,036,934
Common stock	93	91
Additional paid-in capital	17,320,017	15,984,597
Treasury stock	(71,966)	(112,208)
Accumulated dividends	(7,317,570)	(6,165,140)
Accumulated other comprehensive loss	(1,389,446)	(1,085,751)
Retained earnings	2,964,838	2,260,493
Total Equinix stockholders' equity	11,505,966	10,882,082
Non-controlling interests	(134)	(318)
Total stockholders' equity	11,505,832	10,881,764
Total liabilities and stockholders' equity	$ 30,310,742	$ 27,918,698

Ending headcount by geographic region is as follows:
Americas headcount	5,493	5,056
EMEA headcount	3,936	3,611
Asia-Pacific headcount	2,668	2,277
Total headcount	12,097	10,944

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	December 31, 2022	December 31, 2021

Finance lease liabilities	$ 2,295,110	$ 2,137,509

Term loans	618,028	549,343
Mortgage payable and other loans payable	34,527	70,321
Plus (minus): mortgage premium, debt discount and issuance costs, net	1,062	(1,276)
Total mortgage and loans payable principal	653,617	618,388

Senior notes	12,109,539	10,984,144
Plus: debt discount and issuance costs	117,351	117,986
Less: debt premium	—	—
Total senior notes principal	12,226,890	11,102,130

Total debt principal outstanding	$ 15,175,617	$ 13,858,027

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Cash flows from operating activities:
Net income	$ 128,903	$ 211,739	$ 123,141	$ 704,577	$ 499,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	438,492	431,668	428,764	1,739,374	1,660,524
Stock-based compensation	107,519	101,830	96,379	403,983	363,774
Amortization of debt issuance costs and debt discounts and premiums	4,553	4,533	4,375	17,826	17,135
(Gain) loss on debt extinguishment	(143)	(75)	(214)	(327)	115,125
Loss (gain) on asset sales	—	2,252	3,304	3,976	(10,845)
Other items	44,880	10,536	6,089	67,298	34,499
Changes in operating assets and liabilities:
Accounts receivable	(56,209)	29,823	109,440	(153,415)	(1,873)
Income taxes, net	(17,701)	29,656	27,598	(7,827)	(16,602)
Accounts payable and accrued expenses	31,511	103,941	54,628	114,600	64,596
Operating lease right-of-use assets	36,171	38,684	37,862	149,094	140,590
Operating lease liabilities	(34,586)	(31,873)	(39,782)	(132,831)	(177,533)
Other assets and liabilities	76,799	(112,425)	40,521	56,854	(141,912)
Net cash provided by operating activities	760,189	820,289	892,105	2,963,182	2,547,206
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(35,222)	(22,398)	(30,394)	(122,569)	(103,476)
Business acquisitions, net of cash and restricted cash acquired	—	(80,342)	—	(964,010)	(158,498)
Real estate acquisitions	(208,377)	(6,568)	(6,988)	(248,276)	(201,837)
Purchases of other property, plant and equipment	(827,927)	(552,729)	(817,405)	(2,278,004)	(2,751,512)
Proceeds from asset sales	—	(1,509)	34,091	249,906	208,585
Net cash used in investing activities	(1,071,526)	(663,546)	(820,696)	(3,362,953)	(3,006,738)

Cash flows from financing activities:
Proceeds from employee equity awards	—	37,667	—	81,543	77,628
Payment of dividend distributions	(287,573)	(291,169)	(259,455)	(1,151,459)	(1,042,909)
Proceeds from public offering of common stock, net of offering costs	—	796,018	398,271	796,018	497,870
Proceeds from mortgage and loans payable	—	—	—	676,850	—
Proceeds from senior notes, net of debt discounts	—	—	—	1,193,688	3,878,662
Repayment of finance lease liabilities	(36,394)	(28,252)	(35,410)	(134,202)	(165,539)
Repayment of mortgage and loans payable	(1,714)	(25,195)	(10,584)	(587,941)	(717,010)
Repayment of senior notes	—	—	—	—	(1,990,650)
Debt extinguishment costs	—	—	—	—	(99,185)
Debt issuance costs	—	—	—	(17,731)	(25,102)
Net cash provided by (used in) financing activities	(325,681)	489,069	92,822	856,766	413,765
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	37,398	(39,063)	(6,335)	(98,201)	(30,474)
Net increase (decrease) in cash, cash equivalents and restricted cash	(599,620)	606,749	157,896	358,794	(76,241)
Cash, cash equivalents and restricted cash at beginning of period	2,507,868	1,901,119	1,391,558	1,549,454	1,625,695
Cash, cash equivalents and restricted cash at end of period	$ 1,908,248	$ 2,507,868	$ 1,549,454	$ 1,908,248	$ 1,549,454
Supplemental cash flow information:
Cash paid for taxes	$ 44,091	$ 22,462	$ 16,019	$ 140,312	$ 134,411
Cash paid for interest	$ 128,511	$ 91,406	$ 110,282	$ 430,217	$ 426,439

Free cash flow (negative free cash flow)(1)	$ (276,115)	$ 179,141	$ 101,803	$ (277,202)	$ (356,056)

Adjusted free cash flow (2)	$ (67,738)	$ 266,051	$ 108,791	$ 935,084	$ 4,279

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 760,189	$ 820,289	$ 892,105	$ 2,963,182	$ 2,547,206
Net cash used in investing activities as presented above	(1,071,526)	(663,546)	(820,696)	(3,362,953)	(3,006,738)
Purchases, sales and maturities of investments, net	35,222	22,398	30,394	122,569	103,476
Free cash flow (negative free cash flow)	$ (276,115)	$ 179,141	$ 101,803	$ (277,202)	$ (356,056)

(2)

We define adjusted free cash flow as free cash flow (negative free cash flow) as defined above, excluding any real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above	$ (276,115)	$ 179,141	$ 101,803	$ (277,202)	$ (356,056)
Less business acquisitions, net of cash and restricted cash acquired	—	80,342	—	964,010	158,498
Less real estate acquisitions	208,377	6,568	6,988	248,276	201,837
Adjusted free cash flow	$ (67,738)	$ 266,051	$ 108,791	$ 935,084	$ 4,279

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	Recurring revenues	$ 1,773,380	$ 1,748,132	$ 1,603,474	$ 6,871,287	$ 6,220,485
	Non-recurring revenues	97,465	92,527	102,904	391,818	415,052
	Revenues (1)	1,870,845	1,840,659	1,706,378	7,263,105	6,635,537

	Cash cost of revenues (2)	642,176	610,827	577,991	2,436,074	2,197,496
	Cash gross profit (3)	1,228,669	1,229,832	1,128,387	4,827,031	4,438,041

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	140,697	120,467	121,637	506,609	464,084
	Cash general and administrative expenses (6)	249,232	238,449	219,173	950,722	829,573
	Total cash operating expenses (4)(7)	389,929	358,916	340,810	1,457,331	1,293,657

	Adjusted EBITDA (8)	$ 838,740	$ 870,916	$ 787,577	$ 3,369,700	$ 3,144,384

	Cash gross margins (9)	66%	67%	66%	66%	67%

	Adjusted EBITDA margins (10)	45%	47%	46%	46%	47%

	Adjusted EBITDA flow-through rate (11)	(107) %	45%	4%	36%	46%

	FFO (12)	$ 406,945	$ 488,396	$ 406,880	$ 1,826,334	$ 1,572,997

	AFFO (13) (14)	$ 657,818	$ 712,036	$ 564,194	$ 2,713,878	$ 2,451,229

	Basic FFO per share (15)	$ 4.40	$ 5.31	$ 4.51	$ 19.94	$ 17.52

	Diluted FFO per share (15)	$ 4.39	$ 5.30	$ 4.48	$ 19.89	$ 17.40

	Basic AFFO per share (15)	$ 7.11	$ 7.75	$ 6.25	$ 29.64	$ 27.31

	Diluted AFFO per share(15)	$ 7.09	$ 7.73	$ 6.22	$ 29.55	$ 27.11

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 568,240	$ 555,352	$ 512,424	$ 2,187,751	$ 2,002,253
	Interconnection	197,337	190,283	177,661	756,214	678,677
	Managed infrastructure	59,244	54,704	46,045	218,499	168,577
	Other	4,885	5,127	5,184	20,727	12,430
	Recurring revenues	829,706	805,466	741,314	3,183,191	2,861,937
	Non-recurring revenues	42,065	40,695	40,801	166,026	159,814
	Revenues	$ 871,771	$ 846,161	$ 782,115	$ 3,349,217	$ 3,021,751

	EMEA Revenues:

	Colocation	$ 450,480	$ 445,733	$ 410,457	$ 1,744,121	$ 1,597,830
	Interconnection	66,710	66,703	66,821	268,398	259,538
	Managed infrastructure	29,431	28,493	30,205	119,361	124,937
	Other	23,882	23,105	5,259	75,449	19,626
	Recurring revenues	570,503	564,034	512,742	2,207,329	2,001,931
	Non-recurring revenues	31,208	27,778	40,601	135,875	153,285
	Revenues	$ 601,711	$ 591,812	$ 553,343	$ 2,343,204	$ 2,155,216

	Asia-Pacific Revenues:

	Colocation	$ 291,480	$ 295,008	$ 268,908	$ 1,150,738	$ 1,042,131
	Interconnection	61,572	61,264	58,418	243,664	223,287
	Managed infrastructure	17,819	19,269	20,928	77,646	87,343
	Other	2,300	3,091	1,164	8,719	3,856
	Recurring revenues	373,171	378,632	349,418	1,480,767	1,356,617
	Non-recurring revenues	24,192	24,054	21,502	89,917	101,953
	Revenues	$ 397,363	$ 402,686	$ 370,920	$ 1,570,684	$ 1,458,570

	Worldwide Revenues:

	Colocation	$ 1,310,200	$ 1,296,093	$ 1,191,789	$ 5,082,610	$ 4,642,214
	Interconnection	325,619	318,250	302,900	1,268,276	1,161,502
	Managed infrastructure	106,494	102,466	97,178	415,506	380,857
	Other	31,067	31,323	11,607	104,895	35,912
	Recurring revenues	1,773,380	1,748,132	1,603,474	6,871,287	6,220,485
	Non-recurring revenues	97,465	92,527	102,904	391,818	415,052
	Revenues	$ 1,870,845	$ 1,840,659	$ 1,706,378	$ 7,263,105	$ 6,635,537

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 970,700	$ 934,669	$ 910,435	$ 3,751,501	$ 3,472,422
	Depreciation, amortization and accretion expense	(316,549)	(313,110)	(322,194)	(1,270,399)	(1,236,488)
	Stock-based compensation expense	(11,975)	(10,732)	(10,250)	(45,028)	(38,438)
	Cash cost of revenues	$ 642,176	$ 610,827	$ 577,991	$ 2,436,074	$ 2,197,496

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 263,374	$ 247,976	$ 244,245	$ 994,389	$ 911,556
	EMEA cash cost of revenues	226,574	220,887	208,569	866,292	808,587
	Asia-Pacific cash cost of revenues	152,228	141,964	125,177	575,393	477,353
	Cash cost of revenues	$ 642,176	$ 610,827	$ 577,991	$ 2,436,074	$ 2,197,496

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$ 607,416	$ 568,572	$ 533,509	$ 2,285,261	$ 2,043,029
	Depreciation and amortization expense	(121,943)	(118,558)	(106,570)	(468,975)	(424,036)
	Stock-based compensation expense	(95,544)	(91,098)	(86,129)	(358,955)	(325,336)
	Cash operating expense	$ 389,929	$ 358,916	$ 340,810	$ 1,457,331	$ 1,293,657

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$ 207,233	$ 193,089	$ 189,798	$ 786,560	$ 741,232
	Depreciation and amortization expense	(49,604)	(50,115)	(48,064)	(197,157)	(198,004)
	Stock-based compensation expense	(16,932)	(22,507)	(20,097)	(82,794)	(79,144)
	Cash sales and marketing expense	$ 140,697	$ 120,467	$ 121,637	$ 506,609	$ 464,084

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$ 400,183	$ 375,483	$ 343,711	$ 1,498,701	$ 1,301,797
	Depreciation and amortization expense	(72,339)	(68,443)	(58,506)	(271,818)	(226,032)
	Stock-based compensation expense	(78,612)	(68,591)	(66,032)	(276,161)	(246,192)
	Cash general and administrative expense	$ 249,232	$ 238,449	$ 219,173	$ 950,722	$ 829,573

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$ 214,560	$ 203,026	$ 203,594	$ 833,053	$ 783,735
	EMEA cash SG&A	104,648	87,639	85,083	367,410	313,296
	Asia-Pacific cash SG&A	70,721	68,251	52,133	256,868	196,626
	Cash SG&A	$ 389,929	$ 358,916	$ 340,810	$ 1,457,331	$ 1,293,657

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales as presented below:

	Net income	$ 128,903	$ 211,739	$ 123,141	$ 704,577	$ 499,728
	Income tax expense	48,807	34,606	41,899	124,792	109,224
	Interest income	(18,462)	(11,192)	(1,130)	(36,268)	(2,644)
	Interest expense	94,200	91,346	80,227	356,337	336,082
	Other expense	28,895	6,735	5,802	51,417	50,647
	(Gain) loss on debt extinguishment	(143)	(75)	(214)	(327)	115,125
	Depreciation, amortization and accretion expense	438,492	431,668	428,764	1,739,374	1,660,524
	Stock-based compensation expense	107,519	101,830	96,379	403,983	363,774
	Transaction costs	10,529	2,007	9,405	21,839	22,769
	(Gain) loss on asset sales	—	2,252	3,304	3,976	(10,845)
	Adjusted EBITDA	$ 838,740	$ 870,916	$ 787,577	$ 3,369,700	$ 3,144,384

	The geographic split of our adjusted EBITDA is presented below:

	Americas net income (loss)	$ (67,580)	$ 48,369	$ 73,523	$ (584)	$ (189,187)
	Americas income tax expense (benefit)	(33,279)	34,606	(65,413)	42,587	1,535
	Americas interest income	(16,259)	(10,374)	(912)	(32,265)	(1,993)
	Americas interest expense	83,363	80,681	70,973	316,934	298,376
	Americas other expense (income)	104,539	(68,241)	(48,621)	(42,895)	(59,019)
	Americas loss on debt extinguishment	—	39	—	198	115,668
	Americas depreciation, amortization and accretion expense	237,919	234,788	221,814	932,892	866,039
	Americas stock-based compensation expense	76,131	69,272	71,652	282,997	270,391
	Americas transaction costs	9,003	3,241	6,372	17,950	17,328
	Americas loss on asset sales	—	2,778	4,888	3,961	7,322
	Americas adjusted EBITDA	$ 393,837	$ 395,159	$ 334,276	$ 1,521,775	$ 1,326,460

	EMEA net income	$ 195,224	$ 82,558	$ 35,116	$ 477,808	$ 385,086
	EMEA income tax expense	16,531	—	68,786	16,650	69,162
	EMEA interest income	(1,251)	(487)	(100)	(2,530)	(166)
	EMEA interest expense	2,675	2,219	1,059	5,698	4,891
	EMEA other expense (income)	(77,880)	69,245	21,660	77,705	71,915
	EMEA depreciation, amortization and accretion expense	116,097	112,065	116,813	459,098	458,754
	EMEA stock-based compensation expense	18,840	19,174	15,312	73,294	57,578
	EMEA transaction costs	253	(1,488)	2,629	2,016	4,280
	EMEA gain on asset sales	—	—	(1,584)	(237)	(18,167)
	EMEA adjusted EBITDA	$ 270,489	$ 283,286	$ 259,691	$ 1,109,502	$ 1,033,333

	Asia-Pacific net income	$ 1,259	$ 80,812	$ 14,502	$ 227,353	$ 303,829
	Asia-Pacific income tax expense	65,555	—	38,526	65,555	38,527
	Asia-Pacific interest income	(952)	(331)	(118)	(1,473)	(485)
	Asia-Pacific interest expense	8,162	8,446	8,195	33,705	32,815
	Asia-Pacific other expense	2,236	5,731	32,763	16,607	37,751
	Asia-Pacific gain on debt extinguishment	(143)	(114)	(214)	(525)	(543)
	Asia-Pacific depreciation, amortization and accretion expense	84,476	84,815	90,137	347,384	335,731
	Asia-Pacific stock-based compensation expense	12,548	13,384	9,415	47,692	35,805
	Asia-Pacific transaction costs	1,273	254	404	1,873	1,161
	Asia-Pacific (gain) loss on asset sales	—	(526)	—	252	—
	Asia-Pacific adjusted EBITDA	$ 174,414	$ 192,471	$ 193,610	$ 738,423	$ 784,591

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	70%	71%	69%	70%	70%
	EMEA cash gross margins	62%	63%	62%	63%	62%
	Asia-Pacific cash gross margins	62%	65%	66%	63%	67%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	45%	47%	43%	45%	44%
	EMEA adjusted EBITDA margins	45%	48%	47%	47%	48%
	Asia-Pacific adjusted EBITDA margins	44%	48%	52%	47%	54%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$ 838,740	$ 870,916	$ 787,577	$ 3,369,700	$ 3,144,384
	Less adjusted EBITDA - prior period	(870,916)	(860,332)	(786,298)	(3,144,384)	(2,852,898)
	Adjusted EBITDA growth	$ (32,176)	$ 10,584	$ 1,279	$ 225,316	$ 291,486

	Revenues - current period	$ 1,870,845	$ 1,840,659	$ 1,706,378	$ 7,263,105	$ 6,635,537
	Less revenues - prior period	(1,840,659)	(1,817,154)	(1,675,176)	(6,635,537)	(5,998,545)
	Revenue growth	$ 30,186	$ 23,505	$ 31,202	$ 627,568	$ 636,992

	Adjusted EBITDA flow-through rate	(107) %	45%	4%	36%	46%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$ 128,903	$ 211,739	$ 123,141	$ 704,577	$ 499,728
	Net (income) loss attributable to non-controlling interests	(140)	68	133	(232)	463
	Net income attributable to Equinix	128,763	211,807	123,274	704,345	500,191
	Adjustments:
	Real estate depreciation	274,625	271,920	277,031	1,104,787	1,073,148
	(Gain) loss on disposition of real estate property	437	2,002	4,693	7,134	(6,439)
	Adjustments for FFO from unconsolidated joint ventures	3,120	2,667	1,882	10,068	6,097
	FFO attributable to common shareholders	$ 406,945	$ 488,396	$ 406,880	$ 1,826,334	$ 1,572,997

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$ 406,945	$ 488,396	$ 406,880	$ 1,826,334	$ 1,572,997
	Adjustments:
	Installation revenue adjustment	6,975	9,959	5,767	17,745	27,928
	Straight-line rent expense adjustment	1,585	6,811	(1,920)	16,263	9,677
	Amortization of deferred financing costs and debt discounts and premiums	4,553	4,533	4,375	17,826	17,135
	Contract cost adjustment	(17,380)	(12,678)	(19,753)	(52,888)	(63,064)
	Stock-based compensation expense	107,519	101,830	96,379	403,983	363,774
	Stock-based charitable contributions	34,974	—	—	49,013	—
	Non-real estate depreciation expense	111,342	106,400	99,014	426,666	377,658
	Amortization expense	51,438	51,873	50,056	204,755	205,484
	Accretion expense	1,086	1,476	2,663	3,166	4,234
	Recurring capital expenditures	(80,047)	(50,182)	(85,693)	(188,885)	(199,089)
	(Gain) loss on debt extinguishment	(143)	(75)	(214)	(327)	115,125
	Transaction costs	10,529	2,007	9,405	21,839	22,769
	Impairment charges (1)	—	1,815	(465)	1,815	31,847
	Income tax expense (benefit) adjustment (1)	19,806	(965)	(3,086)	(31,165)	(38,505)
	Adjustments for AFFO from unconsolidated joint ventures	(1,364)	836	786	(2,262)	3,259
	AFFO attributable to common shareholders	$ 657,818	$ 712,036	$ 564,194	$ 2,713,878	$ 2,451,229

(1)  Impairment charges relate to the impairment of an indemnification asset resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$ 838,740	$ 870,916	$ 787,577	$ 3,369,700	$ 3,144,384
	Adjustments:
	Interest expense, net of interest income	(75,738)	(80,154)	(79,097)	(320,069)	(333,438)
	Amortization of deferred financing costs and debt discounts and premiums	4,553	4,533	4,375	17,826	17,135
	Income tax expense	(48,807)	(34,606)	(41,899)	(124,792)	(109,224)
	Income tax expense (benefit) adjustment (1)	19,806	(965)	(3,086)	(31,165)	(38,505)
	Straight-line rent expense adjustment	1,585	6,811	(1,920)	16,263	9,677
	Stock-based charitable contributions	34,974	—	—	49,013	—
	Contract cost adjustment	(17,380)	(12,678)	(19,753)	(52,888)	(63,064)
	Installation revenue adjustment	6,975	9,959	5,767	17,745	27,928
	Recurring capital expenditures	(80,047)	(50,182)	(85,693)	(188,885)	(199,089)
	Other expense	(28,895)	(6,735)	(5,802)	(51,417)	(50,647)
	(Gain) loss on disposition of real estate property	437	2,002	4,693	7,134	(6,439)
	Adjustments for unconsolidated JVs' and non-controlling interests	1,615	3,572	2,801	7,574	9,819
	Adjustments for impairment charges (1)	—	1,815	(465)	1,815	31,847
	Adjustment for gain (loss) on sale of asset	—	(2,252)	(3,304)	(3,976)	10,845
	AFFO attributable to common shareholders	$ 657,818	$ 712,036	$ 564,194	$ 2,713,878	$ 2,451,229

(1)  Impairment charges relate to the impairment of an indemnification asset resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	92,573	91,896	90,240	91,569	89,772
	Effect of dilutive securities:
	Employee equity awards	179	239	512	259	637
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	92,752	92,135	90,752	91,828	90,409

	Basic FFO per share	$ 4.40	$ 5.31	$ 4.51	$ 19.94	$ 17.52
	Diluted FFO per share	$ 4.39	$ 5.30	$ 4.48	$ 19.89	$ 17.40

	Basic AFFO per share	$ 7.11	$ 7.75	$ 6.25	$ 29.64	$ 27.31
	Diluted AFFO per share	$ 7.09	$ 7.73	$ 6.22	$ 29.55	$ 27.11

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